UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State of other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Distribution Agreement
EX-99.2 Agreement and Plan of Merger

Item 5. Other Events.

On July 21, 2003, (i) Centex Corporation ("Centex") and Centex Construction Products, Inc. ("CXP") entered into a Distribution Agreement, a copy of which is attached hereto as Exhibit 99.1 (the “Distribution Agreement”), and (ii) Centex, ARG Merger Corporation, a wholly owned subsidiary of Centex (“Merger Sub”), and CXP entered into an Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit 99.2 (the “Merger Agreement”), in order to provide for the distribution (the “Distribution”) by Centex of its entire equity interest in CXP to the holders of common stock, par value $.25 per share (“Centex Common Stock”), of Centex in a tax-free transaction. The Distribution and the other transactions contemplated by the Distribution Agreement and the Merger Agreement are expected to be completed on or about December 31, 2003, subject to certain conditions described in more detail below, including (i) receipt by Centex of a private letter ruling (the “IRS Ruling”) from the Internal Revenue Service (the “IRS”) providing that the Distribution and certain related transactions will qualify as tax-free transactions for federal income tax purposes and (ii) approval by the stockholders of CXP (including approval of a majority of the stockholders of CXP other than Centex) of the Reclassification (as defined below) of the common stock of CXP described below, which is necessary to permit the Distribution to be accomplished on a tax-free basis. The transactions contemplated by the Distribution Agreement and the Merger Agreement were approved by the Board of Directors of Centex and CXP on July 21, 2003.

As of the date of this filing, Centex beneficially owns 11,962,304 shares of common stock, par value $.01 per share ("Common Stock") of CXP, representing approximately 65% of the outstanding shares of such class. In order to effect the Distribution on a tax-free basis, Centex, Merger Sub and CXP have agreed, pursuant to the Merger Agreement, to seek to effect a reclassification of the common stock of CXP so that it will consist of two separate classes of common stock (the “Reclassification”). Pursuant to the Merger Agreement, Centex will contribute 9,220,000 of the shares of Common Stock owned by it (the “Contributed Shares”) to Merger Sub and Centex will retain the remaining 2,742,304 shares of Common Stock owned by it (the “Additional Shares”). Merger Sub will then merge with and into CXP, with CXP as the surviving corporation. As a result of the merger, (i) all the outstanding shares of common stock of Merger Sub (all of which are owned by Centex) will be converted into 9,220,000 shares of a new class of common stock of CXP to be designated as Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), (ii) all of the outstanding shares of Common Stock held by Merger Sub will be cancelled, with no consideration paid in exchange therefor, and (iii) all other outstanding shares of Common Stock, including the Additional Shares, will remain outstanding. The Reclassification requires the approval of the holders of a majority of the outstanding shares of Common Stock at a special meeting of the stockholders of CXP to be called by the board of directors of CXP (the “Stockholders Meeting”). In addition, the Merger Agreement provides that the Reclassification must be approved by the holders of a majority of the shares of Common Stock (other than shares held directly or indirectly by Centex or Merger Sub) voted at the Stockholders Meeting.

If the Reclassification is consummated, the outstanding common stock of CXP will consist of two separate classes consisting of approximately equal numbers of shares. Holders of the outstanding shares of Class B Common Stock will be entitled to elect at least 85% of the directors of CXP, but their rights will otherwise be identical to those of the holders of the shares of Common Stock. Holders of the outstanding shares of Common Stock will be entitled to elect up to 15% of the directors of CXP. Immediately after the Reclassification, the Board of Directors of CXP will consist of seven directors, six of which will be deemed directors elected by the holders of Class B Common Stock and one of which will be deemed a director elected by the holders of Common Stock. Holders of the outstanding shares of Class B Common Stock and Common Stock will, except as otherwise required by law, vote together on all matters other than the election of directors that are submitted to a vote of the stockholders of CXP.

After the Reclassification, Centex has agreed, pursuant to the Distribution Agreement, to distribute to the holders of record of Centex Common Stock on a pro rata basis all of the shares of Class B Common Stock that it receives in the Reclassification and all of the Additional Shares. The Distribution will be made to the holders of record of Centex Common Stock as of a record date to be fixed by the Board of Directors of Centex, which is not expected to be determined until after the Stockholders Meeting. The obligations of Centex to effect the Distribution are subject to various customary and other conditions, including (i) the receipt of the IRS Ruling, (ii) the declaration and payment of the Cash Dividend (as defined below), (iii) the consummation of the Reclassification, (iv) the registration of the Class B Common Stock pursuant to Form 8-A under Section 12(b) of the Securities Exchange Act of 1934, as amended and (v) the approval of the listing of the Class B Common Stock on the New York Stock Exchange, subject to official notice of issuance.

Pursuant to the Distribution Agreement, CXP has also agreed to declare and pay a dividend (the “Cash Dividend”) to the holders of Common Stock as of a record date prior to the Distribution in an amount equal to $6.00 per share. The obligations of CXP to pay the Cash Dividend are subject to various customary and other conditions, which are similar to the conditions to the Distribution described above.

In connection with the Reclassification, CXP will propose to amend its Restated Certificate of Incorporation (the “Certificate of Incorporation”) in order, among other things, to (i) eliminate the ability of the stockholders of CXP to act by written consent, (ii) create a classified board of directors consisting of three classes, (iii) eliminate the ability of the stockholders of CXP to call a special meeting of stockholders, (iv) require a supermajority vote by CXP’s stockholders to amend certain provisions of the Certificate of Incorporation, and (v) increase the authorized number of shares of capital stock of CXP. In addition, CXP will propose that its stockholders ratify the adoption of a stockholder rights plan to become effective upon the consummation of the Distribution. The foregoing proposals will be submitted as separate proposals to the stockholders of CXP at the Stockholders Meeting, and will not become effective unless the Reclassification is approved by the required vote at the Stockholders Meeting.

The Distribution Agreement and the Merger Agreement can be terminated under various circumstances, including, but not limited to, (i) mutual written consent of the parties, (ii) by Centex in its sole discretion at any time prior to the filing of the certificate of merger relating to the Reclassification, without the approval of CXP or its stockholders, (iii) by CXP in the event of a material breach by Centex of a representation, warranty or covenant contained in the Distribution Agreement that would result in a material adverse effect to CXP and has not been cured within 30 days, (iv) by Centex or CXP if the stockholders of CXP do not approve the Reclassification by the required vote at the Stockholders Meeting or (v) by Centex or CXP if the Reclassification has not been consummated by January 30, 2004 (subject to extension under certain circumstances). If the Distribution Agreement and the Merger Agreement are terminated without the Distribution having been consummated, Centex will pay all out-of-pocket expenses incurred by CXP in connection with the Distribution Agreement and the Merger Agreement.

The foregoing is a summary of certain provisions of the Distribution Agreement and the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement and the Merger Agreement, copies of which are attached as exhibits hereto.

Item 7. Financial Statements and Exhibits.

Exhibit	Description

99.1	Distribution Agreement, dated as of July 21, 2003, between Centex Corporation and Centex Construction Products, Inc.
99.2	Agreement and Plan of Merger, dated as of July 21, 2003, among Centex Corporation, ARG Merger Corporation and Centex Construction Products, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ RAYMOND G. SMERGE

	Name:	Raymond G. Smerge

	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Distribution Agreement, dated as of July 21, 2003, between Centex Corporation and Centex Construction Products, Inc.
99.2	Agreement and Plan of Merger, dated as of July 21, 2003, among Centex Corporation, ARG Merger Corporation and Centex Construction Products, Inc.